Exhibit 10.2

MILLER INDUSTRIES, INC. SEVERANCE PROTECTION PLAN

PARTICIPATION LETTER

March 2, 2026

[NAME]

Re:	Participation Letter – Miller Industries, Inc. Severance Protection Plan

Dear [NAME]:

We are pleased to inform you that you have been designated as eligible to participate in the Miller Industries, Inc. Severance Protection Plan (as it may be amended from time to time, the “Plan”). Your “Tier Level Multiplier” for purposes of the Plan is                  .

Your participation in the Plan is subject to the terms and conditions of the Plan and your acceptance of this letter, which constitutes a Participation Letter. A copy of the Plan is attached hereto as Annex A and is incorporated herein and deemed to be part of this Participation Letter for all purposes. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

By participating in the Plan, you expressly agree to be bound by, and promise to abide by, the terms of the Plan. You agree that the terms of the Plan are reasonable in all respects. You further acknowledge that receipt of severance benefits pursuant to the Plan is contingent upon your execution of a general release of claims at the time of your Separation from Service.

You further acknowledge and agree that (i) you have fully read, understand, and voluntarily enter into this Participation Letter, and (ii) you have had a sufficient opportunity to consult with your personal tax, financial planning advisor, and attorney about the tax, financial and legal consequences of your participation in the Plan. Unless otherwise defined herein, capitalized terms used in this Participation Letter shall have the meanings set forth in the Plan.

MILLER INDUSTRIES, INC.

By:
Name:
Title:

PARTICIPANT

By:
Name:

ANNEX A

MILLER INDUSTRIES, INC. SEVERANCE PROTECTION PLAN

[See attached.]

A-1